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                             CONTRIBUTION AGREEMENT


                                 by and between


                             GROVE OPERATING, L.P.,
                         a Delaware limited partnership,

                   NORTHEAST APARTMENTS I LIMITED PARTNERSHIP,
                       a Connecticut limited partnership,

              WEST HARTFORD CENTER ASSOCIATES LIMITED PARTNERSHIP,
                       a Connecticut limited partnership,

                           WINDSOR EQUITY PARTNERSHIP,
                       a Connecticut general partnership,

                                       and

                          WINDSOR COMMONS CORPORATION,
                            a Connecticut corporation



                           DATED: As of May 30, 1997





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                             CONTRIBUTION AGREEMENT

         THIS CONTRIBUTION AGREEMENT (the "Agreement") is made as of this 30th day of May, 1997, by and between: GROVE OPERATING, L.P., a Delaware limited partnership (the "Operating Partnership"), NORTHEAST APARTMENTS I LIMITED PARTNERSHIP, a Connecticut limited partnership, ("Northeast"), WEST HARTFORD CENTER ASSOCIATES LIMITED PARTNERSHIP, a Connecticut limited partnership ("West Hartford Center"), WINDSOR EQUITY PARTNERSHIP, a Connecticut general partnership, ("Windsor Equity"), and WINDSOR COMMONS CORPORATION, a Connecticut corporation ("Windsor Commons").

                                                W I T N E S E T H:


         WHEREAS, West Hartford Center and Northeast each own a multi-family residential project and certain other assets, and Windsor Equity and Windsor
Commons own partnership interests in Windsor Arbor Limited Partnership, a Connecticut limited partnership, all as set forth herein. Northeast, West Hartford Center, Windsor Equity and Windsor Commons are hereinafter referred to as the "Contributors".

         WHEREAS, the Contributors desire to contribute to the Operating Partnership or its designee all of their respective rights, title and interests in and to such assets in exchange for Units (as hereinafter defined) pursuant to and in accordance with this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, agreements, covenants and conditions herein contained, and other good and valuable consideration, the parties hereby agree as follows:

                                                    ARTICLE 1.

                                                    DEFINITIONS

     1.1 Definitions. As used herein, the following terms shall have the respective meanings indicated below:

     Agreement: This Contribution Agreement, including the schedules attached hereto, as this Contribution Agreement may be, amended, supplemented or modified from time to time.

         Closing:  As defined in Section 5.1 hereof.

         Closing Date:  As defined in Section 5.1 hereof.

               Contributors: As defined in the first Whereas clause of this Agreement.

     Damages:  Any  loss,  liability,  claim,  obligation,   damage  or  expense
(including reasonable legal fees and expenses).

     Environment: Soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata and ambient air.


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         Environmental  Laws:  Any and all  federal,  state and local  statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the Environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the Environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended from time to time.

         Expenses:  As defined in Section 9.1 hereof.

         GPT-Windsor: GPT-Windsor, LLC, a Delaware limited liability company directly or indirectly owned and controlled by Grove Property Trust and the Operating Partnership.

         GR-Northeast: GR-Northeast Apartments I Limited Partnership, a Delaware limited partnership directly or indirectly owned and controlled by Grove Property Trust and the Operating Partnership.

         GR-West Hartford Center: GR-West Hartford Center Limited Partnership, a Delaware limited partnership indirectly owned and controlled by Grove Property Trust and the Operating Partnership.

         Hazardous Materials:  As defined in Section 4.1.I hereof.

          Material Adverse Effect: With respect to any Person, a material adverse effect on the properties, business, results of operation or financial condition of such Person.

         New Partnerships:  GR-Northeast and GR-West Hartford Center.

         Northeast:  As defined in the caption to this Agreement.

         Northeast Improvements:  As defined in Section 2.2(b).

         Northeast Intangible Property:  As defined in Section 2.2(d).

         Northeast Leases:  As defined in Section 2.2(e).

         Northeast Personalty:  As defined in Section 2.2(c).

         Northeast Project:  As defined in Section 2.2.

         Northeast Real Estate:  As defined in Section 2.2(a).

         Obligations: All payments required to be made and all representations, warranties, covenants, agreements and commitments required to be performed under the provisions of this Agreement by the Contributors or the Operating Partnership, as applicable.

         Operating Partnership:  As defined in the caption to this Agreement.


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        Owners: Collectively, Northeast, West Hartford Center and Windsor Arbor.

          Partnership  Improvements:   The  Northeast  Improvements,   the  West
     Hartford Center Improvements, and the Windsor Improvements.

          Partnership Intangible Property: The Northeast Intangible Property, the West Hartford Center Intangible Property and the Windsor Intangible Property.

          Partnership Leases: The Northeast Leases, the West Hartford Center Leases, and the Windsor Leases.

          Partnership Personalty: The Northeast Personalty, the West Hartford Center Personalty, and the Windsor Personalty.

          Partnership Projects: The Northeast Projects, the West Hartford Center Projects, and the Windsor Projects.

          Partnership Real Estate: The Northeast Real Estate, the West Hartford Center Real Estate, and the Windsor Real Estate.

         Permitted Exceptions: Any liens, encumbrances, restrictions, exceptions and other matters specified on the Searches, Title Commitments, Title Policies or Surveys, to which title to the Partnership Real Estate may be subject on the Closing Date.

          Person: Any individual, a partnership, a joint venture, a corporation, a trust, a limited liability company, an unincorporated organization or a government or any department or agency thereof.

         Property-Related Representations and Warranties: The representations and warranties of the Contributors set forth in subsections 4.1(f) - 4.1(i), 4.1(k) - 4.1(w), 4.2(f) - 4.2(i) and 4.2(k) - 4.2(w).

         Searches:  As defined in Section 5.3(c) hereof.

         Securities Act:  As defined in Section 4.1(aa) hereof.

         Service Contracts: All laundry equipment leases, management, leasing, repair, maintenance, operating, supply, purchase, consulting, advertising, service, equipment, concession and other contracts, commitments and agreements (excluding the Partnership Leases) relating to the Partnership Real Estate.

          Surveys: Collectively, the surveys for the Partnership Projects delivered in accordance with Section 5.3(a) hereof.

          Title Commitments: Collectively, the commitments for title insurance delivered in accordance with Section 5.3(b) hereof.

          Title Defect: Any lien, claim, charge, security interest, restriction, title exception, defect or encumbrance other than a Permitted Exception.


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          Title  Policies:   Collectively,   the  policies  of  title  insurance
     delivered in accordance with Sec- tion 5.3 hereof.

         Transfer:  As defined in Section 4.1(aa) hereof.

          Units: Units of beneficial interest in the Operating Partnership. All Units referred to in this Agreement shall be Units of limited partnership interest.

         Unit Value:  The per Unit value of the Units at the Closing Date.

         West Hartford Center:  As defined in the caption to this Agreement.

         West Hartford Center Improvements:  As defined in Section 2.3(b).

        West Hartford Center Intangible Property:  As defined in Section 2.3(d).

         West Hartford Center Leases:  As defined in Section 2.3(e).

         West Hartford Center Personalty:  As defined in Section 2.3(c).

         West Hartford Center Project:  As defined in Section 2.3.

         West Hartford Center Real Estate:  As defined in Section 2.3(a).

          Windsor Amendment: The First Amendment to Windsor Arbor Limited Partnership Agreement of Limited Partnership in the form of Schedule G hereto.

          Windsor Arbor: Windsor Arbor Limited Partnership, a Connecticut limited partnership.

         Windsor Commons:  As defined in the caption to this Agreement.

          Windsor Contributors: Windsor Equity and Windsor Commons Contributors of interests in Windsor Arbor.

         Windsor Equity:  As defined in the caption to this Agreement.

          Windsor Improvements: The apartment complexes, ancillary parking lots, and any and all other improvements and structures located on the Windsor Real Estate.

         Windsor Intangible Property: All intangible property or interest therein now or hereafter owned or held by Windsor between the date hereof and the date of the Closing in connection with the Windsor Real Estate (or any portion thereof), the Windsor Improvements, the Windsor Personalty or any business or businesses conducted on the Windsor Real Estate, or on any portion thereof, or in connection with the ownership, operation, management or use thereof, including (1) any trade style or trade name used in connection with the Windsor Real Estate; (2) any assignable Service Contracts; (3) all "as-built" plans and specifications or other construction drawings of any type in Windsor's possession or control prepared in connection with the construction of the Windsor Improvements; (4) all tests, studies and reports in Windsor's possession or control prepared with respect to the Windsor Real Estate or the Windsor Improvements (including any environmental reports); (5) all of


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Windsor's  books and  records  with  respect to the  Windsor  Real Estate or the
Windsor   Improvements;   and  (6)  all  assignable  guarantees  and  warranties
(including guarantees and warranties pertaining to the construction of the Windsor Improvements or pertaining to the acquisition of the Windsor Real Estate, or any parcel thereof, or any of the Windsor Improvements by Windsor) licenses and other governmental permits, approvals and permissions (including the certificate of occupancy) relating to the Windsor Real Estate, or any
portion  thereof,  the  Windsor  Improvements,  or  the  ownership,   operation,
management or use thereof.

          Windsor   Interests:   The   partnership   interests  of  the  Windsor
     Contributors in Windsor Arbor, as identified in Schedule A hereto.

          Windsor Leases: All leases or occupancy agreements for any units in the Windsor Improvements or for any other portion of the Windsor Real Estate or the Windsor Improvements.

         Windsor Personalty: All fixtures and other personal and tangible property or interest therein owned by the Windsor, including the heating, sprinkler, plumbing, air conditioning and ventilation systems, furniture, appliances, blinds, office equipment and furniture, supplies, replacements, machinery, equipment, and any other personal property or interest therein owned by Windsor, now or hereafter located on the Windsor Real Estate, or on any portion thereof, or in any of the Windsor Improvements, or used in connection with the ownership, operation, management or use of the Windsor Real Estate, or any portion thereof, or any of the Windsor Improvements.

          Windsor Project: The Windsor Real Estate, the Windsor Improvements, the Windsor Personalty, the Windsor Intangible Property and the Windsor Leases.

         Windsor Real Estate: All of the land described on Schedule B-3 attached hereto and made a part hereof, together with all of the rights, privileges, easements and appurtenances belonging or appertaining to such land, including all oil, gas and mineral rights belonging to Windsor, all right, title and interest of Windsor in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining such land, to the centerline thereof, all rights-of-way adjacent to such land and all right, title and interest of Windsor in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to such land by reason of change of grade of any street.

         1.2 References. Except as otherwise specifically indicated, all references to Section and Subsection numbers refer to Sections and Subsections of this Agreement, and all references to Schedules refer to the Schedules attached hereto. The words "hereby," "hereof," "herein," "hereto," "hereunder," "hereinafter," and words of similar import refer to this Agreement as a whole and not to any particular Section or Subsection hereof. The word "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of this Agreement. The word "including" shall mean "including, without limitation." Captions used herein are for convenience only and shall not be used to construe the meaning of any part of this Agreement.


                                   ARTICLE 2.

                 CONTRIBUTION AND ACCEPTANCE; OTHER TRANSACTIONS

          2.1 Windsor Arbor. Subject to the terms and conditions contained in this Agreement:

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                  (a)  Each  of  the  Windsor   Contributors  hereby  agrees  to
contribute and/or assign its Windsor Interests to the Operating Partnership. The Operating Partnership hereby instructs the Windsor Contributors to convey and assign on behalf of the Operating Partnership the Windsor Interests directly to GPT-Windsor, and the Operating Partnership shall cause GPT-Windsor to accept, the Windsor Interests.

                  (b) At the Closing, the Operating Partnership shall cause GPT-Windsor to enter into the Windsor Amendment pursuant to which GPT-Windsor will be admitted into Windsor Arbor as the general partner and otherwise undertake its obligations and entitled to its rights thereunder.

                  (c)  Notwithstanding  the foregoing,  at the Closing,  Windsor
Common shall remain as the general partner of, and shall retain a .01% partnership interest in, Windsor Arbor.

         2.2 Northeast. Subject to the terms and conditions of this Agreement, Northeast hereby agrees to contribute the Northeast Project to the Operating Partnership. The Operating Partnership hereby instructs Northeast to convey on behalf of the Operating Partnership the Northeast Project directly to GR-Northeast, and the Operating Partnership shall cause GR-Northeast to accept the Northeast Project. The "Northeast Project" includes:

                  (a) All of the land described on Schedule B-1 attached hereto and made a part hereof, together with all of the rights, privileges, easements and appurtenances belonging or appertaining to such land, including all oil, gas and mineral rights belonging to Northeast, all right, title and interest of Northeast in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining such land, to the centerline thereof, all rights-of-way adjacent to such land and all right, title and interest of Northeast in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to such land by reason of change of grade of any street (such land and all such rights, privileges, easements and appurtenances are collectively referred to herein as the "Northeast Real Estate").

                  (b) The apartment complexes, ancillary parking lots, and any and all other improvements and structures located on the Northeast Real Estate (hereinafter collectively called the "Northeast Improvements").

                  (c) All fixtures and other personal and tangible property or interest therein owned by the Northeast, including the heating, sprinkler, plumbing, air conditioning and ventilation systems, furniture, appliances, blinds, office equipment and furniture, supplies, replacements, machinery, equipment, and any other personal property or interest therein owned by Northeast, now or hereafter located on the Northeast Real Estate, or on any portion thereof, or in any of the Northeast Improvements, or used in connection with the ownership, operation, management or use of the Northeast Real Estate, or any portion thereof, or any of the Northeast Improvements (all of the foregoing are hereinafter collectively called the "Northeast Personalty").

                  (d) All intangible property or interest therein now or hereafter owned or held by Northeast between the date hereof and the date of the Closing in connection with the Northeast Real Estate (or any portion thereof), the Northeast Improvements, the Northeast Personalty or any business or businesses conducted on the Northeast Real Estate, or on any portion thereof, or in connection with the ownership, operation, management or use thereof, including (1) any trade style or trade name used in connection with the Northeast Real Estate; (2) any assignable Service Contracts; (3) all "as-built" plans and specifications or other construction drawings of any type in Northeast's possession or control


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prepared in connection with the construction of the Northeast Improvements;  (4)
all tests, studies and reports in Northeast's possession or control prepared with respect to the Northeast Real Estate or the Northeast Improvements (including any environmental reports); (5) all of Northeast's books and records with respect to the Northeast Real Estate or the Northeast Improvements; and (6) all assignable guarantees and warranties (including guarantees and warranties pertaining to the construction of the Northeast Improvements or pertaining to the acquisition of the Northeast Real Estate, or any parcel thereof, or any of the Northeast Improvements by Northeast) licenses and other governmental permits, approvals and permissions (including the certificate of occupancy) relating to the Northeast Real Estate, or any portion thereof, the Northeast Improvements, or the ownership, operation, management or use thereof (all of the
foregoing  are  hereinafter   collectively  called  the  "Northeast   Intangible
Property").

                  (e) All leases or occupancy agreements for any units in the Northeast Improvements or for any other portion of the Northeast Real Estate or the Northeast Improvements (the "Northeast Leases").

         2.3 West Hartford Center. Subject to the terms and conditions of this Agreement, West Hartford Center hereby agrees to contribute the West Hartford Center Project to the Operating Partnership. The Operating Partnership hereby instructs West Hartford Center to convey on behalf of the Operating Partnership, the West Hartford Center Project directly to GR-West Hartford Center, and the Operating Partnership shall cause GR-West Hartford Center to accept the West Hartford Center Project. The "West Hartford Center Project" includes:

                  (a) All of the land described on Schedule B-2 attached hereto and made a part hereof, together with all of the rights, privileges, easements and appurtenances belonging or appertaining to such land, including all oil, gas and mineral rights belonging to West Hartford Center, all right, title and interest of West Hartford Center in and to all land lying in any street, alley, road or avenue, open or proposed, in front of or adjoining such land, to the centerline thereof, all rights-of-way adjacent to such land and all right, title and interest of West Hartford Center in and to any award made or to be made in lieu thereof and in and to any unpaid award for damage to such land by reason of change of grade of any street (such land and all such rights, privileges, easements and appurtenances are collectively referred to herein as the "West Hartford Center Real Estate").

                  (b) The apartment complexes, ancillary parking lots, and any and all other improvements and structures located on the West Hartford Center Real Estate (hereinafter collectively called the "West Hartford Center Improvements").

                  (c) All fixtures and other personal and tangible property or interest therein owned by the West Hartford Center, including the heating, sprinkler, plumbing, air conditioning and ventilation systems, furniture, appliances, blinds, office equipment and furniture, supplies, replacements, machinery, equipment, and any other personal property or interest therein owned by West Hartford Center, now or hereafter located on the West Hartford Center Real Estate, or on any portion thereof, or in any of the West Hartford Center Improvements, or used in connection with the ownership, operation, management or use of the West Hartford Center Real Estate, or any portion thereof, or any of the West Hartford Center Improvements (all of the foregoing are hereinafter collectively called the "West Hartford Center Personalty").

                  (d) All intangible property or interest therein now or hereafter owned or held by West Hartford Center between the date hereof and the date of the Closing in connection with the West

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Hartford Center Real Estate (or any portion  thereof),  the West Hartford Center
Improvements, the West Hartford Center Personalty or any business or businesses conducted on the West Hartford Center Real Estate, or on any portion thereof, or in connection with the ownership, operation, management or use thereof, including (1) any trade style or trade name used in connection with the West Hartford Center Real Estate; (2) any assignable Service Contracts; (3) all "as-built" plans and specifications or other construction drawings of any type in West Hartford Center's possession or control prepared in connection with the construction of the West Hartford Center Improvements; (4) all tests, studies and reports in West Hartford Center's possession or control prepared with respect to the West Hartford Center Real Estate or the West Hartford Center Improvements (including any environmental reports); (5) all of West Hartford Center's books and records with respect to the West Hartford Center Real Estate or the West Hartford Center Improvements; and (6) all assignable guarantees and warranties (including guarantees and warranties pertaining to the construction of the West Hartford Center Improvements or pertaining to the acquisition of the West Hartford Center Real Estate, or any parcel thereof, or any of the West Hartford Center Improvements by West Hartford Center) licenses and other governmental permits, approvals and permissions (including the certificate of occupancy) relating to the West Hartford Center Real Estate, or any portion thereof, the West Hartford Center Improvements, or the ownership, operation, management or use thereof (all of the foregoing are hereinafter collectively called the "West Hartford Center Intangible Property").

                  (e) All leases or occupancy agreements for any units in the West Hartford Center Improvements or for any other portion of the West Hartford Center Real Estate or the West Hartford Center Improvements (the "West Hartford Center Leases").

                                                    ARTICLE 3.

                                                   CONSIDERATION

         3.1 Units. In consideration of the contributions, conveyances, assignments and transfers to be made by the Contributors under Article 2 hereof, the Operating Partnership agrees to issue and sell to each Contributor the Units set forth with respect to such Contributor set forth on Schedule A hereto.

         3.2 GPT-Windsor Admission to Windsor Arbor. Upon Closing, the Operating Partnership shall cause GPT-Windsor to accept the Windsor Interests and be admitted to Windsor Arbor as a special limited partner. Upon execution of the Windsor Amendment by all necessary parties, the Operating Partnership will cause GPT-Windsor to accept the remaining interests of Windsor Common and be admitted to Windsor Arbor as the general partner.

                                   ARTICLE 4.

                    COVENANTS, REPRESENTATIONS AND WARRANTIES

         4.1 Representations and Warranties of the Windsor Contributors. To induce the Operating Partnership to execute, deliver and perform this Agreement, each of the Windsor Contributors represents and warrants, jointly and severally, to the Operating Partnership on and as of the date hereof as follows:

                  (a) Existence. Each Windsor Contributor that is not a natural person, and Windsor Arbor (i) is duly organized and validly existing under the laws of the state of its organization; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and


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approvals  necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on such Windsor Contributor.

                  (b) Authorization, Execution, Etc.. Each Windsor Contributor has, in the case of any Windsor Contributor other than an individual, all necessary power and authority, and in the case of a natural person, the legal capacity to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by each Windsor Contributor of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by each Windsor Contributor and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

                  (c) No Breach.  None of the  execution  and  delivery  of this
Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof by the Windsor Contributors will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under (i) the organizational documents of any Windsor Contributor or Windsor Arbor, (ii) any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (iii) any material agreement or instrument to which any Windsor Contributor or Windsor Arbor is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of any Windsor Contributor or Windsor Arbor pursuant to the terms of any such agreement or instrument.

                  (d) Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or, to the knowledge of the Windsor Contributors, threatened against any of the Windsor Contributors or Windsor Arbor, except for such proceedings which, if decidedly adversely to such Person would not have a Material Adverse Effect on such Person.

                  (e) Approvals. The Windsor Contributors have obtained all material authorizations, approvals or consents of, and have made all material filings or registrations with, any governmental or regulatory authority or agency that are necessary for the execution, delivery or performance by the Windsor Contributors of this Agreement or for the validity or enforceability thereof.

                  (f) Rent Roll. Schedule C hereto is a true and correct list of the rent rolls for the Windsor Project as of May 31, 1997. The rent roll is a true and correct rent roll for the applicable Windsor Project, showing, for each apartment unit the following information: (i) whether the unit is occupied and, if occupied, (ii) the name(s) of the tenant(s), (iii) the amount of rent, (iv) the amount of any security deposit and (v) the starting and termination date of the lease term.

                  (g) Parties In Possession. Except as shown on the rent roll listed on Schedule C- 1, no Person is in possession of the Windsor Project or any portion thereof, and no Person has any interest in the Windsor Project, or any portion thereof, except for Windsor Arbor.

                  (h) Leases. A correct and complete copy of each Windsor Lease (including all amendments thereto) has been provided to GPT-Windsor and each Windsor Lease is unmodified (except for such amendments) and in full force and effect and neither Windsor Arbor nor, to the Windsor Contributors' knowledge, any other party to any thereof is in default thereunder, other than rental delinquencies in the normal course of business.

                  (i)  Hazardous   Materials.   To  the  Windsor   Contributors'
knowledge, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Operating Partnership prior to the date hereof, Windsor Arbor has obtained all permits, licenses and other authorizations which it is required to obtain under all Environmental Laws, and Windsor Arbor is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  In addition, to the Windsor Contributors' knowledge, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Operating Partnership prior to the date hereof:

                  No notice, notification, demand, request for information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened, by any governmental or other entity with respect to any alleged failure by Windsor Arbor to have any permit, license or authorization required in connection with the conduct of its business with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. ss. 9601(22), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by Windsor Arbor.

                  Windsor Arbor has not handled any Hazardous Material, other than such as would be customary in the normal course of operating multi-family apartment complexes, on any property now or previously owned or leased by it.

                  No polychlorinated biphenyls are or have been present at the Windsor Project.

                  No asbestos is or has been present at the Windsor Project.

                  There  are  no   underground   storage   tanks  for  Hazardous
         Materials, active or abandoned, at the Windsor Project.

                  No Hazardous Materials have been released and continue to affect the subject property, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order.

                  No Hazardous Materials have been otherwise released at, on or under the Windsor Project.

                  Windsor  Arbor  has  not   transported  or  arranged  for  the
         transportation of any Hazardous Material to any location which is listed on the National Priorities List under the

         Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to claims against Windsor Arbor for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including claims under CERCLA.

                  No notification of a release of a Hazardous Material has been filed by or on behalf of Windsor Arbor and the Windsor Project is not listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  There are no liens arising under or pursuant to any Environmental Laws on the Windsor Project, and no government actions have been taken or are in process which could subject the Windsor
         Project to such liens and Windsor Arbor is not required to place any notice or restriction relating to the presence of Hazardous Materials at the Windsor Project.

                  There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of Windsor Arbor in relation to the Windsor Project which have not been made available to GPT-Windsor.

               (j) Title. Windsor Arbor is the sole beneficial owner of, and has good and marketable title to, the Windsor Project, free and clear of all Title Defects.

               (k) Financing Arrangements. Except as described in Schedule E attached hereto, Windsor Arbor is not obligated for any material indebtedness.

                  (l) Employees. Windsor Arbor has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes (in each case except where any statute of limitations applicable to non-compliance has expired without any claim having been made with respect to such non-compliance), and is not liable for any arrearage of wages, taxes or penalties for failure to comply with any of the foregoing.

                  (m) Solvency. None of the transactions contemplated by this Agreement will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of the Windsor Contributors, and the Windsor Contributors are not and will not be rendered insolvent by such transactions or will have received fair and reasonably equivalent value in good faith for the contribution and sale of assets pursuant to this Agreement. The Windsor Contributors are able to pay their debts as they become due, including contingent obligations reasonably likely to become due.

                  (n) Delinquent Property Liens. Except for claims which are not material in amount or which are expressly permitted to exist under this
Agreement or which otherwise constitute Permitted Exceptions, there is no delinquent tax, sewer rent, water charge, assessment or other outstanding charges against the Windsor Project. Except as shown in the title policy, there are no mechanics' liens or similar Title Defects or, to the Windsor Contributors' knowledge, claims for overdue payment for work performed by or on behalf of Windsor Project, labor or material affecting the Windsor Project and there are no mechanics' liens or similar Title Defects or claims affecting the

Windsor Project which have not been insured or endorsed over by the Title Company issuing the Title Policies.

               (o) Insurance. The Windsor Project is covered by insurance of the type and in the amounts set forth on Schedule F.

                  (p) Improvements. Except as disclosed in the Surveys or Title Commitments, all the Windsor Improvements lie wholly within the boundary and building restriction lines of the Windsor Real Estate and no improvements on adjoining properties encroach upon the Windsor Real Estate in any respect.

                  (q) Casualty; Condemnation. The Windsor Project is free of material damage and waste and there is no proceeding pending or, to the best of the Windsor Contributors' knowledge, threatened, for the total or partial taking of the Windsor Project, and there has not occurred with respect to the Windsor Project any (i) damage or destruction which would cost more than $100,000 to repair, (b) any taking by condemnation or eminent domain or other similar proceeding involving loss in excess of $100,000 or (c) any taking by condemnation or eminent domain or other similar proceeding of all or substantially all thereof (other than for temporary use).

                  (r) Zoning and Other Laws. To the Windsor Contributors' knowledge, the Windsor Project and the use and operation thereof, separate and apart from any other properties, constitute a legal use under applicable zoning regulations and comply in all material respects with all applicable requirements of law and all applicable insurance requirements, and, except as provided in any engineering reports furnished to the Operating Partnership prior to the date hereof, comply in all material respects with the applicable provisions of the Americans with Disabilities Act and the Fair Housing Amendments Act of 1988 and all applicable regulations issued thereunder and each similar applicable state law and regulation.

                  (s) Service Contracts. Each Service Contract relating to the Windsor Project has been entered into in the normal course of business in an arm's-length transaction and is on terms and conditions customary for multi-family apartment complexes. Each such Service Contract is in full force and effect and neither Windsor Arbor nor, to the Windsor Contributors' knowledge, any other party to any thereof is in default thereunder.

                  (t) Permits. Except for permits relating to Hazardous Materials (which are provided for in Section 4.1(i)), there have been issued in respect of the Windsor Project all permits and governmental approvals necessary or required to own, operate, use and occupy the Windsor Project in the manner currently operated. Each such permit is in full force and effect and Windsor Arbor has not received any notice of violation or revocation thereof. No other permits are required from any governmental entity in order to operate the Windsor Project as it is now operated.

               (u) Utilities. Windsor Arbor has not received any notice of actual or threatened reduction or curtailment of any utility service now supplied to the Windsor Project.

                  (v) Certificates of Occupancy. Windsor Arbor has not received any notice of actual or threatened cancellation or suspension of the certificate of occupancy for any portion of the Windsor Project and each such certificate of occupancy is in full force and effect.

               (w) Assessments. Windsor Arbor has not received any notice of actual or threatened special assessments or special reassessments of the Windsor Project.

                  (x) Activities of Property Partnerships. The sole activity of Windsor Arbor is (i) the ownership of the Windsor Project, (ii) the operation, leasing, financing and management of the Windsor Project, (iii) the buying of additional condominium units at the Windsor Arbor Condominium and (iv) activities incidental to such ownership, operation, leasing, financing and management.

                  (y) Property Partnership Agreements. The Windsor Contributors have delivered to the Operating Partnership true and correct copies of the partnership agreements with respect to Windsor Arbor, including all modifications, amendments or supplements thereto. All such partnership agreements are in full force and effect in accordance with their respective terms.

                  (z) Title to Contributed Interests. Subject to the provisions of the partnership agreement of Windsor Arbor, the Windsor Contributors are the owners of the Windsor Interests set forth opposite their respective names on Schedule A free and clear of all security interests, liens or other encumbrances.

                  (aa) Accredited Investor; Acquisition for Investment Purposes. Each Windsor Contributor and each direct and indirect owner of such Windsor Contributor is an "accredited investor" as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Each of the Windsor Contributors is acquiring the Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person and not with a view to, or for offer or sale in connection with, any distribution of any Units (other than in a transaction which is either registered under the Securities Act or exempt from such registration, and in compliance with all applicable Blue Sky or state securities laws or exempt therefrom). Each Windsor Contributor agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the Units unless such Transfer complies with the Operating Partnership Agreement and is either (i) pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws, or (ii) exempt from registration under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws.

         4.2 Representations and Warranties of Northeast and West Hartford Center. To induce the Operating Partnership to execute, deliver and perform this Agreement, each of Northeast and West Hartford represents and warrants, severally (and not jointly), to the Operating Partnership with respect to itself and its respective Partnership Project on and as of the date hereof as follows:

                  (a) Existence. It (i) is duly organized and validly existing under the laws of the state of its organization; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on itself.

               (b) Authorization, Execution, Etc.. It has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by it of this Agreement have been duly authorized by all necessary action on its part; and
this Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

                  (c) No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof by it will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under (i) its organizational documents, (ii) any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (iii) any material agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

                  (d) Litigation. There are no legal or arbitral proceedings or any proceedings by or before any governmental or regulatory authority or agency, now pending or, to its knowledge, threatened against it, except for such proceedings which, if decidedly adversely to such Person would not have a Material Adverse Effect on it.

                  (e) Approvals. It has obtained all material authorizations, approvals or consents of, and have made all material filings or registrations with, any governmental or regulatory authority or agency that are necessary for the execution, delivery or performance by it of this Agreement or for the validity or enforceability thereof.

                  (f) Rent Roll. Schedule C hereto is a true and correct list of the rent rolls for their respective Partnership Projects as of May 31, 1997. The rent rolls are true and correct rent rolls for their respective Partnership Projects, showing, for each apartment unit the following information: (i) whether the unit is occupied and, if occupied, (ii) the name(s) of the tenant(s), (iii) the amount of rent, (iv) the amount of any security deposit and
(v) the starting and termination date of the lease term.

               (g) Parties In Possession. Except as shown on the rent rolls listed on Schedule C, no Person is in possession of their respective Partnership Projects or any portion thereof, and no other Person has any interest in their respective Partnership Projects.

                  (h) Leases. A correct and complete copy of each Partnership Lease (including all amendments thereto) with respect to their respective Partnership Project has been provided to the applicable New Partnership and each such Partnership Lease is unmodified (except for such amendments) and in full force and effect and neither it nor, to its knowledge, any other party to any thereof is in default thereunder, other than rental delinquencies in the normal course of business.

                  (i) Hazardous Materials. To its knowledge, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Operating Partnership prior to the date hereof, it has obtained all permits, licenses and other authorizations which it is required to obtain under all Environmental Laws, and it is in compliance with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

                  In addition, to its knowledge, except as disclosed in Schedule D hereto or in any environmental reports or audits furnished to the Operating Partnership prior to the date hereof:

                  No notice,  notification,  demand,  request  for  information, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened, by any governmental or other entity with respect to any alleged failure by it to have any permit, license or authorization required in connection with the conduct of its business with respect to any generation, treatment, storage, recycling, transportation, release or disposal, or any release as defined in 42 U.S.C. ss. 9601(22), of any substance regulated under Environmental Laws ("Hazardous Materials") generated by it.

                  It has not handled any Hazardous Material, other than such as would be customary in the normal course of operating multi-family apartment complexes, on any property now or previously owned or leased by it.

                  No polychlorinated biphenyls are or have been present at its respective Partnership Project.

                  No  asbestos  is  or  has  been  present  at  its   respective
Partnership Project.

                  There  are  no   underground   storage   tanks  for  Hazardous
         Materials, active or abandoned, at its respective Partnership Project.

                  No Hazardous Materials have been released and continue to affect the subject property, in a reportable quantity, where such a quantity has been established by statute, ordinance, rule, regulation or order.

                  No Hazardous Materials have been otherwise released at, on or under its respective Partnership Project.

                  It has not transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in CERCLIS or on any similar state list or which is the subject of federal, state or local enforcement actions or other investigations which may reasonably be expected to lead to claims against it for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including claims under CERCLA.

                  No notification of a release of a Hazardous Material has been filed by or on behalf of it and its respective Partnership Project is not listed or proposed for listing on the National Priority List promulgated pursuant to CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

                  There  are  no  liens   arising   under  or  pursuant  to  any
         Environmental Laws on its respective Partnership Project, and no government actions have been taken or are in process which could subject its respective Partnership Project to such liens and it is not required to place any notice or restriction relating to the presence of Hazardous Materials at its respective Partnership Project.

                  There have been no environmental investigations, studies, audits, tests, reviews or other analyses conducted by or which are in the possession of it in relation to its respective Partnership Project which have not been made available to the applicable New Partnership.

               (j) Title. It is the sole beneficial owner of, and has good and marketable title to, its respective Partnership Project, free and clear of all Title Defects.

               (k) Financing Arrangements. Except as described in Schedule E attached hereto, it is not obligated for any material indebtedness.

                  (l) Employees. It has complied in all material respects with all laws relating to the employment of labor, including any provisions thereof relating to wages, hours, collective bargaining and the payment of social security and similar taxes (in each case except where any statute of limitations applicable to non-compliance has expired without any claim having been made with respect to such non-compliance), and is not liable for any arrearage of wages, taxes or penalties for failure to comply with any of the foregoing.

                  (m) Solvency. None of the transactions contemplated by this Agreement will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of it, and it is not and will not be rendered insolvent by such transactions or will have received fair and reasonably equivalent value in good faith for the contribution and sale of assets pursuant to this Agreement. It is able to pay their debts as they become due, including contingent obligations reasonably likely to become due.

                  (n) Delinquent Property Liens. Except for claims which are not material in amount or which are expressly permitted to exist under this Agreement or which otherwise constitute Permitted Exceptions, there is no delinquent tax, sewer rent, water charge, assessment or other outstanding charges against its respective Partnership Project. Except as shown in the title policy, there are no mechanics' liens or similar Title Defects or, to its knowledge, claims for overdue payment for work performed by or on behalf of its respective Partnership Project, labor or material affecting its respective Partnership Project and there are no mechanics' liens or similar Title Defects or claims affecting its respective Partnership Project which have not been insured or endorsed over by the Title Company issuing the Title Policies.

               (o) Insurance. Its respective Partnership Project is covered by insurance of the type and in the amounts set forth on Schedule F.

                  (p) Improvements. Except as disclosed in the Surveys or Title Commitments, all its respective Partnership Improvements lie wholly within the boundary and building restriction lines of its respective Partnership Real Estate and no improvements on adjoining properties encroach upon its respective Partnership Real Estate in any respect.

                  (q) Casualty; Condemnation. Its respective Partnership Project is free of material damage and waste and there is no proceeding pending or, to the best of its knowledge, threatened, for the total or partial taking of its respective Partnership Project, and there has not occurred with respect to its respective Partnership Project any (i) damage or destruction which would cost more than $100,000 to repair, (b) any taking by condemnation or eminent domain or other similar proceeding involving loss in excess of $100,000 or (c) any taking by condemnation or eminent domain or other similar proceeding of all or substantially all thereof (other than for temporary use).

                  (r) Zoning and Other Laws. To its knowledge, its respective Partnership Project and the use and operation thereof, separate and apart from any other properties, constitute a legal use under applicable zoning regulations and comply in all material respects with all applicable requirements of law and all applicable insurance requirements, and, except as provided in any engineering reports furnished to the Operating Partnership prior to the date hereof, comply in all material respects with the applicable provisions of the Americans with Disabilities Act and the Fair Housing Amendments Act of 1988 and all applicable regulations issued thereunder and each similar applicable state law and regulation.

                  (s) Service Contracts. Each Service Contract relating to its respective Partnership Project has been entered into in the normal course of business in an arm's-length transaction and is on terms and conditions customary for multi-family apartment complexes. Each such Service Contract is in full force and effect and neither it nor, to its knowledge, any other party to any thereof is in default thereunder.

                  (t) Permits. Except for permits relating to Hazardous Materials (which are provided for in Section 4.1(i)), there have been issued in respect of its respective Partnership Project all permits and governmental approvals necessary or required to own, operate, use and occupy its respective Partnership Project in the manner currently operated. Each such permit is in full force and effect and it has not received any notice of violation or revocation thereof. No other permits are required from any governmental entity in order to operate its respective Partnership Project as it is now operated.

               (u) Utilities. It has not received any notice of actual or threatened reduction or curtailment of any utility service now supplied to its respective Partnership Project.

                  (v) Certificates of Occupancy. It has not received any notice of actual or threatened cancellation or suspension of the certificate of occupancy for any portion of its respective Partnership Project and each such certificate of occupancy is in full force and effect.

               (w)  Assessments.  It has not  received  any  notice of actual or
          threatened  special  assessments  or  special   reassessments  of  its
          respective Partnership Project.

                  (x) Activities of Property Partnerships.  Its sole activity is
(i) the ownership of its respective Partnership Project, (ii) the operation, leasing, financing and management of its respective Partnership Project and
(iii) activities incidental to such ownership, operation, leasing, financing and management.

               (y) Property Partnership Agreements. It has delivered to the Operating Partnership true and correct copies of the partnership agreements with respect to itself, including all modifications, amendments or supplements thereto. All such partnership agreements are in full force and effect in accordance with their respective terms.

                  (z) Accredited Investor; Acquisition for Investment Purposes. It and each direct and indirect owner of it is an "accredited investor" as defined in Rule 501 of the General Rules and Regulations promulgated under the Securities Act. It is acquiring the Units solely for its own account for the purpose of investment and not as a nominee or agent for any other Person other than owners of it, and not with a view to, or for offer or sale in connection with, any distribution of any Units (other than in a transaction which is either registered under the Securities Act or exempt from such registration, and in compliance with all applicable Blue Sky or state securities laws or exempt therefrom). It agrees and acknowledges that it will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (hereinafter, "Transfer") any of the Units unless such Transfer complies with the Operating Partnership Agreement and is either (i) pursuant to an effective registration statement under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws, or (ii) exempt from registration under the Securities Act and qualification or other compliance under applicable Blue Sky or state securities laws.

         4.3 Representations and Warranties of the Operating Partnership. To induce the Contributors to execute, deliver and perform this Agreement, the Operating Partnership represents and warrants to the Contributors on and as of the date hereof as follows:

                  (a) Existence. The Operating Partnership: (i) is a limited partnership duly organized and validly existing under the laws of the State of Delaware; (ii) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect on the Operating Partnership.

                  (b) Authorization, Execution, Etc.. The Operating Partnership has all necessary power and authority to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Operating Partnership of this Agreement have been duly authorized by all necessary action on its part; and this Agreement has been duly and validly executed and delivered by the Operating Partnership and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights in general and to general principles of equity.

                  (c) No Breach. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent (except such consents as have been obtained) under (i) the organizational documents of the Operating Partnership, (ii) any material applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or (iii) any agreement or instrument to which the Operating Partnership is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any lien upon any of the revenues or assets of the Operating Partnership pursuant to the terms of any such agreement or instrument.

                  (d) Approvals. The Operating Partnership has obtained all material authorizations, approvals or consents of, and has made all material filings or registrations with, any governmental or regulatory authority or agency that are necessary for the execution, delivery or performance by the Operating Partnership of this Agreement or for the validity or enforceability thereof.

                  (e) Units; Common Shares. The Units, when issued to the Contributors, will not be subject to any lien, claim, encumbrance, restriction upon voting right, preemption right or other claim of any third party, other than pursuant to federal or state securities laws or the Operating Partnership Agreement. The Units, when issued to the Contributors, will be duly and validly issued partnership units in the Operating Partnership. Any shares of common stock of Grove Property Trust, a Maryland real estate investment trust, which may be issued in redemption of Units will, when issued, be duly and validly issued, fully paid, non-assessable and shall not be subject to any preemptive or similar rights.

               (f) Securities Act Compliance. Assuming the truth and accuracy of the representations and warranties in Sections 4.1(aa), and 4.2(z) hereof, the issuance of Units to the Contributors pursuant to this Agreement is exempt from the registration requirements of the Securities Act.

         4.4 Survival of Representations and Warranties. The representations and warranties of the parties contained in this Article 4 shall survive the Closing; provided, that any claim for breach by the Contributors of any Property-Related Representation and Warranty must be asserted within one (1) year of discovery by the party asserting same, and in any event within two (2) years after the Closing Date.

                                   ARTICLE 5.

                                 CLOSING MATTERS

         5.1 Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the place and on the date (the "Closing Date") mutually agreed to by the parties hereto. As of the Closing Date, the Title Company shall be willing to approve and insure title to the Real Estate, subject only to the Permitted Exceptions, at regular premium rates, under its ALTA Form Owner's Policy.

         5.2 New York Style Closing. The transactions contemplated hereby shall be closed by means of a so-called "New York Style Closing," with the concurrent delivery of the documents of title, transfers of interests, delivery of the Title Policies and transfer of the Units and all other consideration to be paid to the Contributors pursuant to this Agreement. The Contributors shall provide any undertaking to the Title Company necessary for the New York Style Closing to occur or for the satisfaction of any other requirement for Closing.

               5.3 Surveys,  Title Commitments and Searches.  At or prior to the
          Closing,   the  Contributors  shall  deliver  to  GPT-Windsor  or  the applicable New Partnership, as the case may be, the following:

                  (a) Surveys. A plat of Survey of each Partnership Project prepared by a surveyor licensed by the state in which such Partnership Project is located in conformity with such standards as are required by the Operating Partnership and the Title Company.

                  (b) Title Commitments. A Title Commitment for each Partnership Project for an ALTA Form Owner's Policy issued by the Title Company showing title to the Real Estate in the applicable Owner, subject only to the Permitted Exceptions, which Title Commitments shall include such endorsements as may be reasonably requested by the Operating Partnership.

                  (c) Searches. UCC, judgment and tax lien searches on the names of the Contributors and the Owners (the "Searches") showing no Title Defect as to the Partnership Projects unless the same is to be paid and released at or prior to Closing.


                                   ARTICLE 6.

                               CLOSING DELIVERIES

         6.1 The Contributors' Deliveries. At the Closing, the Contributors shall deliver to the Operating Partnership, GPT-Windsor, and the New Partnerships, as the case may be, the following, all in form and substance reasonably satisfactory to the Operating Partnership, GPT-Windsor, and the New Partnerships, as the case may be:

                  (a) assignments, duly executed and acknowledged by each Windsor Contributor, conveying to GPT-Windsor, free and clear of all liens, encumbrances, claims and security interests, of such Windsor Contributor's interests in Windsor Arbor, as set forth on Schedule A;

                  (b) deeds for the Northeast Real Estate and the West Hartford Center Real Estate, which shall be in recordable form and shall be the form of deeds customarily used in Connecticut and Massachusetts, as the case may be, for properties similar to the Partnership Projects, duly executed and acknowledged by the respective Contributor, conveying to the applicable New Partnerships, good, marketable and indefeasible fee simple title to the applicable Partnership Real Estate, Partnership Improvements and any fixtures located thereon, in proper form for recording and subject only to the Permitted Exceptions;

                  (c) general warranty bills of sale, duly executed and acknowledged by the applicable Contributor, conveying to the applicable New Partnership title to the applicable Partnership Personalty of each Contributor, free and clear of all liens, encumbrances, claims and security interests, with express warranties of good title;

                  (d) assignments, duly executed and acknowledged by the applicable Contributor, conveying title to the applicable New Partnership, free and clear of all liens, encumbrances, claims and security interests, to (i) the Partnership Intangible Property of such Contributor; (ii) each Partnership Lease and each Service Contract relating to such Contributor Partnership Projects;
(iii) any security deposits, prepaid rents or other monies, if any, held with respect to the applicable Partnership Projects, along with an accounting of any such security deposits, prepaid rents or other monies;

               (e) an original executed copy of the Partnership Leases and Service Contracts of the applicable Partnership Projects that are assigned to the applicable New Partnerships;

                  (f) a certification by Northeast and West Hartford Center stating such Contributor's U.S. Taxpayer identification number and that such Contributor is not a "foreign person" or a "foreign corporation" (as defined under Internal Revenue Code Section 1445 and Section 7701);

                  (g) any state, county and city documentary stamp declarations or transfer tax forms required to be signed by any Contributor or in connection with the conveyance of Partnership Projects, duly executed by the applicable Contributor, as necessary or customary in the jurisdiction in which such Partnership Project is located;

                  (h) all such further instruments and documents as may be necessary, expedient, proper, or appropriate in the reasonable opinion of the Operating Partnership, in order to complete the transactions contemplated hereby.

               6.2 The Operating Partnership's Deliveries. At the Closing, the Operating Partnership shall deliver to the Contributors the following, all in form and substance reasonably satisfactory to the Contributors:

                  (a)      the Units in accordance with Section 3.1 hereof;

               (b) countersigned copies of any documents listed in Section 6.1 hereof which are required to be signed by the Operating Partnership, GPT-Windsor or the New Partnership; and


               6.3 New Partnership and GPT-Windsor Deliveries. At the Closing, the Operating Partnership shall cause:

                  (a) each of the New Partnerships to deliver to the Contributors the following, all in form and substance reasonably satisfactory to the Contributors any state, county and city documentary stamp declarations or transfer tax forms required to be signed by the applicable New Partnership or in connection with the conveyance of each of the Northeast and West Hartford Center Projects, duly executed by the applicable New Partnership, as necessary or customary in the jurisdiction in which each such Partnership Project is located; and

               (b) GPT-Windsor to execute and deliver the Windsor Amendment and to fund its funding obligations thereunder.

         6.4 Concurrent Transactions. All documents or other deliveries required to be made pursuant to this Agreement at or prior to Closing shall be deemed to have been delivered and to have been consummated simultaneously with all other transactions and all other deliveries, and no delivery shall be deemed to have been made, and no transaction shall be deemed to have been consummated, until all deliveries required by all the parties hereto shall have been made.

         6.5 Further Assurances. The parties hereto, at the Closing, or at any time or from time to time thereafter, upon request of either party, will execute such additional instruments, documents or certificates as any other party deems reasonably necessary in order to effect the transactions contemplated hereby.

               6.6 Possession. Possession of the Northeast and West Hartford Center Projects shall be delivered to the applicable New Partnership at Closing.

                                   ARTICLE 7.

                        APPORTIONMENTS; SECURITY DEPOSITS

         7.1 Apportionments for Northeast and West Hartford Center Projects. Adjustments in respect of the Northeast and West Hartford Center Projects shall be made between the applicable Contributors and the applicable New Partnerships for the following items, pro-rated on a per diem basis, as of midnight of the day preceding the Closing Date:

                  (a) Rents and other charges paid under each lease relating to the applicable Partnership Projects, or any portion thereof.

                  (b) Real estate, personal property and ad valorem taxes and other state or city taxes, charges and assessments affecting the Partnership Projects, or any portion thereof, not yet due and payable, shall be prorated on the basis of the most recent fiscal year for which the same are levied or assessed; provided, that if the amount of any such taxes, charges or assessments shall not be fixed or ascertainable before the Closing Date, the proration thereof on the date of the Closing shall be upon the basis of the most recent ascertainable amount of such taxes, charges and assessments in which event, there shall be a re-proration of such tax, charge or assessment immediately upon receipt of the actual bill therefor, and, within ten (10) days of the receipt of such bill, the applicable Contributors shall pay the applicable New Partnership or the applicable New Partnership shall pay the applicable Contributors, as the case may be, any amount due the other party as a result of such re-proration.

                  (c) Charges for water, electricity, sewer rental, gas, telephone and other utilities for the Partnership Projects (normally billed to the Contributors, not to tenants) will be paid by the applicable Contributors on a per diem basis on the basis of readings or the most recent available bills (subject to readjustment on receipt of bills covering the period in which the Closing occurs). To the extent deposits held on behalf of the Property Partnerships by utility companies are transferable to the applicable New Partnerships, the applicable Contributors shall receive a credit at Closing in the amount of such deposits and such deposits shall be transferred and placed in the name of the applicable New Partnerships. Otherwise, the applicable Contributors shall receive a refund of such deposits and the applicable New Partnerships shall have no claim with regard to the same.

                  (d) Charges under existing Service Contracts assigned to the New Partnerships, if any, and other ordinary costs and expenses for maintenance and protection of the Partnership Project for which payment has been made or is due for the periods prior to and after Closing.

                  (e) Such additional adjustments as are normally made in connection with the sale of property similar to the Partnership Projects in the county and state where the Partnership Projects are located.

               7.2 Apportionments for Windsor Arbor. Adjustments in respect of the partnership interests in Windsor Arbor shall be made between the Windsor Contributors and GPT-Windsor as follows, as of midnight of the day preceding the Closing Date:

                  (a) The Windsor Contributors and the other partners in Windsor Arbor (collectively, the "Existing Partners") shall be entitled to all revenues of Windsor Arbor from all sources, including, without limitation, from the proceeds of operations, leasing and financing (collectively, "Revenues") payable or accruing to Windsor Arbor through the Closing Date (whether or not actually received prior to the Closing Date). Windsor Arbor shall be entitled to all Revenues accruing to Windsor Arbor on and after the Closing Date (whether or not actually received on or after the Closing Date).

                  (b) The Existing Partners shall bear all expenses, obligations and liabilities of Windsor Arbor accruing through the Closing Date. Expenses, obligations and liabilities of Windsor Arbor accruing on or after the Closing Date, shall be the responsibility of Windsor Arbor after the Closing Date.

                  (c) Subject to the contrary provisions of its partnership agreement, all income, gains, losses, deductions and credits of Windsor Arbor accruing prior to the Closing Date shall be allocated to its Existing Partners. After the Closing Date, the respective shares of the partners in Windsor Arbor in the revenues, distributions, expenses, income, gains, losses, deductions and credits of Windsor Arbor shall be in accordance with its partnership agreement.

         7.3 Security Deposits. At the Closing, Northeast and West Hartford Center shall pay to the applicable New Partnerships, in cash (or by credit against apportionments owing in favor of the applicable Contributors), the aggregate amount of any security deposits which the Partnership Leases at the Partnership Projects provide have been delivered by tenants, together with all interest on such security deposits which is due to any tenant under the provisions of any lease or applicable law.


                                                    ARTICLE 8.

                                                    INDEMNITIES

         8.1      The Contributors' Indemnity.

                  (a) Contributors. Subject to the limitations on liability set forth in Section 8.4 and 8.5 hereof, each Contributor agrees severally (and not jointly) to indemnify, defend (with counsel mutually acceptable to the Operating Partnership and such Contributor) and hold the Operating Partnership harmless from and against any Damages to the Operating Partnership resulting from any inaccuracy in or breach of any representation or warranty of such Contributor any breach or default by such Contributor of any Obligation of such Contributor under this Agreement.

         8.2 The Operating Partnership's Indemnity. Subject to the limitation on liability set forth in Section 8.4 hereof, the Operating Partnership agrees to indemnify, defend (with counsel mutually acceptable to the Operating Partnership and the applicable Contributors) and hold the Contributors harmless from and against any Damages to the Contributors resulting from any inaccuracy in or breach of any representation or warranty of the Operating Partnership or resulting from any breach or default by the Operating Partnership of any Obligation of the Operating Partnership under this Agreement.

         8.3 Notice of Claims. Each Contributor and the Operating Partnership, as applicable, shall promptly notify the other in the event any claim is made against it as to which the other party has agreed to indemnify and the indemnitor shall thereupon undertake to defend and hold the indemnitee harmless therefrom.

         8.4      Limitation on Liability.

                  (a) The Contributors shall look solely to the assets of the Operating Partnership for satisfaction of any liability of the Operating Partnership in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the partners, officers, directors, shareholders or employees of the Operating Partnership.

                  (b) The Operating Partnership shall look solely to the applicable Contributors' Units issued to such Contributor pursuant to this Agreement (together with any securities issuable with respect to such Units) for satisfaction of any liability of the Contributors in respect of this Agreement and all documents, agreements, understandings and arrangements relating to this transaction and will not seek recourse or commence any action against any of the Contributors or the partners, officers, directors, shareholders or employees of the Contributors and its partners.

         8.5      Limitations on Indemnification Obligations.

                  (a) Each Contributor shall not have any liability under this Agreement for Damages resulting from any inaccuracy in or breach of any Property-Related Representation and Warranty unless the aggregate of all Damages for which such Contributor would, but for this sentence, be liable exceeds $50,000 on a cumulative basis, and then such Contributor shall be liable only for amounts exceeding such amount.

                  (b) Claims for indemnification for any Damages resulting from a breach of any Property-Related Representation and Warranty shall not be brought or made after one year from discovery of such breach or, in any event, after two years from the date of the Closing; provided that such time limitation shall not apply to any item as to which the party to be indemnified shall have, before the expiration of such period, previously made a claim by delivering a notice (stating, in reasonable detail, the basis of such claim) to the indemnifying party.


                                   ARTICLE 9.

                                  MISCELLANEOUS

         9.1 Expenses. The Operating Partnership shall be responsible for all costs incurred by the Contributors and the Operating Partnership directly or indirectly relating to the transactions contemplated hereby (collectively, the "Expenses"), including all sales, use, recording and transfer taxes, all costs of the Surveys, all title insurance premiums and charges for the issuance of the Title Policies, including the charges for title endorsements, the charges for the New York Style Closing, all testing and inspection costs, and all legal, accounting, consulting and engineering fees. The Operating Partnership shall reimburse the Contributors for all of the Expenses paid or payable by the Contributors.

         9.2 Brokerage. The Contributors and the Operating Partnership each hereby represent and warrant to the other that neither has dealt with any broker or finder in connection with the transactions contemplated hereby, and each hereby agrees to indemnify, defend and hold the other harmless of and from any and all manner of claims, liabilities, loss, damage, attorneys' fees and expenses, incurred by either party and arising out of, or resulting from, any claim by any such broker or finder in contravention of its representation and warranty herein contained.

         9.3 Survival. Except as expressly provided or limited to the contrary herein or in any instrument delivered pursuant hereto, the representations, warranties, obligations, covenants, agreements, undertakings and indemnifications of the parties contained herein or in any instrument required to be delivered pursuant hereto shall survive the Closing.

         9.4 Construction. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both the Operating Partnership and the Contributors have contributed substantially and materially to the preparation of this Agreement.

         9.5 General. This Agreement may be executed in any number of counterparts, each of which shall constitute an original but all of which, taken together, shall constitute but one and the same instrument. This Agreement (including all Schedules hereto) contains the entire agreement between the parties with respect to the subject matter hereof, supersedes all prior understandings, if any, with respect thereto and may not be amended, supplemented or terminated except by written agreement between the parties hereto, nor shall any Obligation hereunder or condition hereof be deemed waived, except by a written instrument to such effect signed by the party to be charged. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any Person, other than the parties hereto and their permitted successors and assigns.

         9.6 Headings. The headings preceding the text of the paragraphs and subparagraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

         9.7 Governing Law; Parties at Interest. This Agreement will be governed by the law of the State of Connecticut, and will bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives.

         9.8 Power of Attorney. Each Contributor does hereby make, constitute and appoint Brian Navarro, Damon Navarro, Edmund Navarro and Joseph LaBrosse, and each of them, its true and lawful attorney-in-fact, with full power of substitution and resubstitution, to negotiate, execute and deliver any and all other documents which such attorney deems necessary or desirable in order to consummate the transactions contemplated hereby in accordance with this Agreement. Such attorney (and any substitute named by such attorney) shall have full power and authority to do and perform in the name and on behalf of such Contributor in any and all capacities, every act whatsoever necessary or desirable to be done in connection with the foregoing as such Contributor might or could do in person. Each Contributor hereby ratifies and approves the acts of such attorney and any substitute therefor.

               9.9 Further Assurances. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed, all as of the day and year first above written.

         GROVE OPERATING, L.P.


         By:      GROVE PROPERTY TRUST
                  Its General Partner


                  By:      /s/Damon Navarro
                           -------------------------
                           Damon Navarro
                           President


             NORTHEAST APARTMENTS I LIMITED
             PARTNERSHIP


             By:      NEALP, Inc., its general partner


                      By:     /s/Joseph LaBrosse
                             --------------------------
                               Joseph LaBrosse
                               Treasurer


             WEST HARTFORD CENTER ASSOCIATES LIMITED
             PARTNERSHIP


             By:      WHCALP, Inc., its general partner


                      By:      /s/Joseph LaBrosse
                              ---------------------------
                               Joseph LaBrosse
                               Treasurer

                      WINDSOR EQUITY PARTNERSHIP


                      By:      GROVE OPERATING, L.P., a Partner


                               By:      GROVE PROPERTY TRUST
                                        Its General Partner


                       By:      /s/Joseph LaBrosse
                                ---------------------------
                                Joseph LaBrosse
                                Treasurer




                      By:      GROVE EQUITY PARTNERSHIP, a Partner



                               By:     /s/Damon Navarro
                                      ------------------------
                                       Damon Navarro
                                        A Partner Duly Authorized



                      By:      T.F. FREDERICKSON HOLDINGS, a Partner



                               By:      /s/Ivan C. Frederickson
                                     -------------------------------
                                        Ivan C. Frederickson
                                        A Partner Duly Authorized



                      By:     /s/Alan J. Dlugash
                              --------------------------
                              Alan J. Dlugash, a Partner




                      WINDSOR COMMONS CORPORATION


                      By:   /s/Damon Navarro
                            -----------------------
                            Damon Navarro
                            Its President

                                   SCHEDULE A

                     Contributor Transfers and Consideration




================================================================================
                                           Transferred            Consideration
                                             Assets

================================================================================
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1.       Northeast Apartments I     Northeast Project             219,898 Units
         Limited Partnership
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2.       West Hartford Center       West Hartford                103,074 Units
         Assets Limited             Center Project
         Partnership
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3.       Windsor Equity             Its Partnership Interest in    91,339 Units
         Partnership                Windsor Arbor
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4.       Windsor Commons            99% of its Partnership         5,872 Units
         Corporation                Interest in Windsor Arbor

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TABLE OF CONTENTS


Page

ARTICLE 1                           DEFINITIONS                            1
1.1                                 Definitions                            1
1.2                                 References                             7

ARTICLE 2         CONTRIBUTION AND ACCEPTANCE; OTHER TRANSACTIONS          7
2.1                Contribution and Acceptance of GPT Properties           7
2.2             Contribution and Acceptance of New Equity Proceeds         9
2.3                    Non-Liquidating Property Partnerships               9
2.4                      Liquidating Property Partnerships                 9
2.5                  Management Company Assets and Liabilities            10
2.6                         Burgundy Studio Apartments                    10

ARTICLE 3                          CONSIDERATION                          11
3.1                               Units and Cash                          11
3.2                       Operating Partnership Agreement                 11

ARTICLE 4            COVENANTS, REPRESENTATIONS AND WARRANTIES            12
4.1          Representations and Warranties of the Grove Contributors     12
4.2                    Representations and Warranties of GPT              18
4.3          Representations and Warranties of the Other Contributors     24
4.4         Representations and Warranties of the Operating Partnership   25
4.5                 Survival of Representations and Warranties            26

ARTICLE 5                         CLOSING MATTERS                         27
5.1                                   Closing                             27
5.2                           New York Style Closing                      27
5.3                   Surveys, Title Commitments and Searches             27
5.4                               Title Policies                          27

ARTICLE 6                       CLOSING DELIVERIES                        28
6.1                        The Contributors' Deliveries                   28
6.2                   The Operating Partnership's Deliveries              31
6.3                           Concurrent Transactions                     31
6.4                             Further Assurances                        31
6.5                                 Possession                            31
6.6                         Employees and Benefit Plans                   32

ARTICLE 7                APPORTIONMENTS; SECURITY DEPOSITS                32
7.1                  Apportionments for Wholly-Owned Projects             32
7.2               Apportionments for Non-Liquidating Partnerships         33
7.3                    Apportionments for Management Company              34


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Page

7.4                          Payment of Apportionments                    34
7.5                              Security Deposits                        34

ARTICLE 8                           INDEMNITIES                           34
8.1                         The Contributors' Indemnity                   34
8.2                    The Operating Partnership's Indemnity              35
8.3                              Notice of Claims                         35
8.4                           Limitation on Liability                     35
8.5                 Limitations on Indemnification Obligations.           36

ARTICLE 9                          MISCELLANEOUS                          36
9.1                                  Expenses                             36
9.2                                  Brokerage                            36
9.3                                  Survival                             36
9.4                                Construction                           37
9.5                                   General                             37
9.6                                  Headings                             37
9.7                     Governing Law; Parties at Interest                37
9.8                              Power of Attorney                        37

Schedules

Schedule A                               -                       Contributions